UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 10, 2010
TERRA INDUSTRIES INC.
(Exact name of registrant as specified in its charter)

Maryland	1-8520	52-1145429
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Terra Centre 600 Fourth Street, P.O. Box 6000 Sioux City, Iowa	51102-6000
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (712) 277-1340
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☑     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☑     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	OTHER EVENTS
     On March 10, 2010, Terra Industries Inc. (“Terra”) issued a press release announcing that its Board of Directors has unanimously determined that the proposal submitted by CF Industries Holdings, Inc. on March 10, 2010 to acquire all of the outstanding common stock of Terra (the “CF Proposal”) constitutes a Superior Proposal under the terms of the Agreement and Plan of Merger, dated as of February 12, 2010, by and among Terra, Yara International ASA (“Yara”) and Yukon Merger Sub, Inc. (the “Yara Agreement”). In accordance with the terms of the Yara Agreement, Terra has provided notice to Yara of its intention to terminate the Yara Agreement subject to Yara’s right to propose, within five business days, changes to the terms of the Yara Agreement that make it at least as favorable to Terra stockholders as the CF Proposal. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
     On March 10, 2010, Terra sent a letter to its employees. A copy of the letter is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS
(d) Exhibit

99.1	Press release of Terra Industries Inc., issued March 10, 2010.

99.2	Letter to employees of Terra Industries Inc., dated March 10, 2010.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TERRA INDUSTRIES INC.
By:	/s/ John W. Huey
	Name:	John W. Huey
	Title:	Vice President, General Counsel and Corporate Secretary

Date: March 10, 2010

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press release of Terra Industries Inc., issued March 10, 2010.

99.2	Letter to employees of Terra Industries Inc., dated March 10, 2010.